UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2013, DreamWorks Animation SKG, Inc. (the “Company”) and DWA International Investments, Inc., a wholly owned subsidiary of the Company (“Company Subsidiary”), closed the previously announced transactions (the “Closing”) contemplated by the Transaction and Contribution Agreement (the “Agreement”), dated as of August 7, 2012, as amended, by and among the Company, Company Subsidiary, Oriental DreamWorks Holding Limited (“ODW”), China Media Capital (Shanghai) Center L.P. (“CMC”), Shanghai Media Group (“SMG”) and Shanghai Alliance Investment Co., Ltd. (“SAIL”, and together with CMC and SMG, the “CPE Holders”). At the Closing and under the terms of the Agreement, a joint venture (the “Joint Venture”) was launched among the Company, Company Subsidiary and the CPE Holders, operated through ODW, and equity was issued by ODW to Company Subsidiary and an entity controlled by the CPE Holders (“CPE”). The purpose of the Joint Venture is to create a leading China-focused family entertainment company engaged in the acquisition, production and distribution of original content originally produced, released or commercially exploited in the Chinese language.

In exchange for 54.55% of the equity of ODW, CPE has committed to make a total cash capital contribution to ODW of $150 million (a portion of which was funded at the Closing, with the balance to be funded over time) and non-cash contributions valued at $30 million. Such non-cash contributions include, among others things, consulting services to be provided by the CPE Holders to the Joint Venture.

In exchange for 45.45% of the equity of ODW, Company Subsidiary has committed to make a total cash capital contribution to ODW of $50 million (a portion of which was funded at the Closing, with the balance to be funded over time) and non-cash contributions valued at $100 million. Such non-cash contributions include licenses of technology and certain other intellectual property of the Company, rights in certain trademarks of the Company and film projects developed by the Company and consulting and training services, each to be provided to the Joint Venture.

In connection with the Closing, the Company and Company Subsidiary entered into a series of agreements governing the operation of the Joint Venture, including those described below.

Articles of Association and Shareholders Agreement

ODW is a limited liability company organized in the Cayman Islands, and will be governed under the terms of the Amended and Restated Memorandum and Articles of Association of Oriental DreamWorks Holding Limited (the “Articles”). In addition, and in connection with the Closing, the Company, Company Subsidiary, ODW, CPE and the CPE Holders have entered into a Shareholders Agreement, dated April 3, 2013 (the “Shareholders Agreement”). Under the terms of the Articles and the Shareholders Agreement, ODW is governed by a board of directors, which initially consists of seven directors, four of which were appointed by CPE and three of which were appointed by Company Subsidiary. ODW will be prohibited from taking certain actions without the affirmative vote of at least one director appointed by CPE and one director appointed by Company Subsidiary.

The board of directors has delegated to a content committee (the “Content Committee”) the authority to oversee all creative matters relating to ODW, including decisions related to content development, content production and branding and distribution strategy. Company Subsidiary will control the Content Committee until the completion of certain milestones as set forth in the Articles and the Shareholders Agreement.

ODW’s management includes a chief executive officer and chief creative officer nominated by Company Subsidiary. The initial chairman of the board of directors, chief financial officer and chief operating officer have been nominated by CPE.

The Articles and the Shareholders Agreement contain additional provisions governing the operation of the Joint Venture, including with respect to further contributions and distributions.

The foregoing description of the Articles and the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles and the Shareholders Agreement, copies of which are filed as Exhibits 2.1 and 2.2 hereto and are incorporated herein by reference.

License Agreement

In connection with the Closing, the Company, DreamWorks Animation L.L.C. (“DWA LLC”) and ODW entered into a License Agreement, dated April 3, 2013 (the “License”), pursuant to which DWA LLC has granted certain intellectual property licenses to ODW for use in the operation of the Joint Venture as part of the capital contribution of Company Subsidiary.

The foregoing description of the License does not purport to be complete and is qualified in its entirety by reference to the full text of the License, a copy of which is filed as Exhibit 2.3 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Amended and Restated Memorandum and Articles of Association of Oriental DreamWorks Holding Limited

2.2†	Shareholders Agreement, dated as of April 3, 2013, among Oriental DreamWorks Holding Limited, DreamWorks Animation SKG, Inc., DWA International Investments, Inc., ODW CPE Holdings Limited, China Media Capital (Shanghai) Center L.P., Shanghai Media Group and Shanghai Alliance Investment Co., Ltd.

2.3†	License Agreement, dated as of April 3, 2013, among DreamWorks Animation SKG, Inc., DreamWorks Animation L.L.C. and Oriental DreamWorks Holding Limited

†	DreamWorks Animation SKG, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: April 9, 2013	By:	/s/ Andrew Chang
		Name:	Andrew Chang
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Memorandum and Articles of Association of Oriental DreamWorks Holding Limited

2.2†	Shareholders Agreement, dated as of April 3, 2013, among Oriental DreamWorks Holding Limited, DreamWorks Animation SKG, Inc., DWA International Investments, Inc., ODW CPE Holdings Limited, China Media Capital (Shanghai) Center L.P., Shanghai Media Group and Shanghai Alliance Investment Co., Ltd.

2.3†	License Agreement, dated as of April 3, 2013, among DreamWorks Animation SKG, Inc., DreamWorks Animation L.L.C. and Oriental DreamWorks Holding Limited

†	DreamWorks Animation SKG, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.